UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JANUARY 31, 2005
Date of Report (Date of earliest event reported)

SALAMON GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	93-1324674
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	no.)

302-1028 Alberni Street	V6E 1A3
Vancouver, B.C., Canada, V6E 1A3	(Zip Code)
(Address of principal executive offices)

604-689-1535
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Because the Company has been generally inactive since its inception, it had no independent accountant until the retention in October 2002 of James Stafford, Suite 300 – 555 West Georgia Street, Vancouver, British Columbia, Canada V6B 1Z6 to act as independent accountant. Stafford was retained until October 2003 when his services were terminated. The Company retained Manning Elliott, 11th Floor, 1050 West Pender St., Vancouver, BC Canada V6E 3S7 to act as independent accountant for the Company and to audit the financial statements attached to the Form 10KSB filed on September 15 2004. During his tenure, Stafford did not issue any reports as an independent accountant in connection with the Company, which was a non-filer throughout this period. There has been no change in the Company's independent accountant during the period commencing with the Company's retention of Manning Elliott through the date hereof.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	SALAMON GROUP, INC.

	By:	/s/ John E. Salamon
John E. Salamon, President